UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2010
Molycorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34827	27-2301797

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 Denver Tech Center Parkway, Suite 1000 Greenwood Village, CO	80111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 843-8040
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 4, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Molycorp, Inc. (the “Company”) approved the forms of award agreements to be used in connection with the grant of awards of nonqualified stock options, restricted stock and restricted stock units (“RSUs”) to the Company’s officers and other employees pursuant to the Molycorp, Inc. 2010 Equity and Performance Incentive Plan (the “Plan”).
The form of Nonqualified Stock Option Agreement (the “Form Option Agreement”) provides, among other things, that:
•
the options will vest in three equal installments on each of the first three anniversaries of the grant date, subject to continued employment by the recipient other than in the case of normal retirement during the three-year period following the grant date;

•
the options may also vest following a change of control of the Company in certain situations described in greater detail in the Form Option Agreement or following termination of employment by reason of death or disability;

•	the options will terminate after the first to occur of the following:
•	the date of termination of employment for cause;

•	three months following termination of employment for any reason other than death, disability, normal retirement or cause;

•	three years following termination of employment by reason of death or disability;

•	on the sixth anniversary of the grant date if the option holder terminates employment by reason of normal retirement during the three-year period following the grant date;

•	three years following the termination of employment by reason of normal retirement if retirement occurs after the third anniversary of the grant date; and

•	ten years from the date of grant; and
•	the options will have an exercise price equal to or greater than the market value per share on their date of grant.
The form of Restricted Stock Agreement (the “Form Restricted Stock Agreement”) provides, among other things, that:
•
the shares of restricted stock will vest in full on the third anniversary of the grant date, subject to continued employment by the recipient other than in the case of normal retirement during the three-year period following the grant date;

•
the options may also vest following a change of control of the Company in certain situations described in greater detail in the Form Restricted Stock Agreement or following termination of employment by reason of death or disability; and

•
any shares of restricted stock that are unvested at the time of the recipient’s termination of employment, unless such termination is due to the recipient’s death, disability or normal retirement or certain events following a change of control of the Company, will be forfeited.

The form of Restricted Stock Units Agreement (the “Form RSU Agreement”) provides, among other things, that:
•
the RSUs will vest in full on the third anniversary of the grant date, subject to continued employment by the recipient other than in the case of normal retirement during the three-year period following the grant date;

•
the RSUs may also vest following a change of control of the Company in certain situations described in greater detail in the Form RSU Agreement or following termination of employment by reason of death or disability; and

•
any RSUs that are unvested at the time of the recipient’s termination of employment, unless such termination is due to the recipient’s death, disability or normal retirement or certain events following a change of control of the Company, will be forfeited.

The above descriptions of the Form Option Agreement, the Form Restricted Stock Agreement and the Form RSU Agreement are qualified in their entirety by reference to the Form Option Agreement, the Form Restricted Stock Agreement and the Form RSU Agreement attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, which exhibits are incorporated herein by reference.
On November 4, 2010, the Committee also approved the grant of shares of restricted stock to certain executive officers pursuant to the terms of the Plan and the Form Restricted Stock Agreement. The following table sets forth the number of shares of restricted stock granted to these officers.

Number of Shares of
Name	Restricted Stock
James S. Allen	18,000
John F. Ashburn, Jr.	3,000
John L. Burba	3,000
Mark A. Smith	6,000
Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Form of Nonqualified Stock Option Agreement

10.2	Form of Restricted Stock Agreement

10.3	Form of Restricted Stock Units Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLYCORP, INC.
By:	/s/ Andrea G. Leider
	Name:	Andrea G. Leider
	Title:	Senior Counsel and Corporate Secretary

Date: November 5, 2010

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Nonqualified Stock Option Agreement

10.2	Form of Restricted Stock Agreement

10.3	Form of Restricted Stock Units Agreement